Exhibit 11
                                                                  -------------
                                                                  (Page 1 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)

                                                Three months        Six months
                                                   ended               ended
                                                  June 30,            June 30,
                                                -------------     -------------
                                                1995     1994     1995     1994
 Primary                                        ----     ----     ----     ----
 -------
  Net income ...............................  $  260   $  215   $  504   $  424
  Dividends on preferred stock .............       -       (1)       -       (1)
                                              ------   ------   ------   ------
  Earnings applicable to common
    stockholders ...........................     260      214      504      423
  Add back:
  Convertible preferred stock dividends ....       -        1        -        1
                                              ------   ------   ------   ------
  Earnings as adjusted for purposes
    of computing earnings per share ........  $  260   $  215   $  504   $  424
                                              ======   ======   ======   ======
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     678      540      679      541
  Assumed conversion of preferred stock ....       -       27        -       27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      46       45       46       45
  Shares of common stock assumed repurchased
    for treasury(a) ........................     (40)     (37)     (40)     (36)
                                              ------   ------   ------   ------
  Adjusted shares of common stock and common
    stock equivalents for computation ......     684      575      685      577
                                              ======   ======   ======   ======
Earnings per common and common
  equivalent shares ........................  $  .38   $  .37   $  .74   $  .73
                                              ======   ======   ======   ======

(a) At an average market price of $20.91 and $20.19 for the three and six months ended June 30, 1995, respectively, and $23.18 and $24.73 for the three and six months ended June 30, 1994, respectively.

                                                                    Exhibit 11
                                                                  -------------
                                                                  (Page 2 of 2)

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In millions, except per share amounts)
                                  (unaudited)

                                                 Three months       Six months
                                                    ended             ended
                                                   June 30,          June 30,
                                                -------------     -------------
                                                1995     1994     1995     1994
 Assuming Full Dilution                         ----     ----     ----     ----
 ----------------------
  Net income ...............................  $  260   $  215   $  504   $  424
  Dividends on preferred stock .............       -       (1)       -       (1)
                                              ------   ------   ------   ------
  Earnings applicable to common
    stockholders ...........................     260      214      504      423
  Add back:
  Convertible preferred stock dividends ....       -        1        -        1
                                              ------   ------   ------   ------
  Earnings as adjusted for purposes
    of computing earnings per share ........  $  260   $  215   $  504   $  424
                                              ======   ======   ======   ======
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     678      540      679      541
  Assumed conversion of preferred stock ....       -       27        -       27
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents ............................      46       45       46       45
  Shares of common stock assumed repurchased
    for treasury(b) ........................     (38)     (37)     (37)     (36)
                                              ------   ------   ------   ------
  Adjusted shares of common stock and common
    stock equivalents for computation ......     686      575      688      577
                                              ======   ======   ======   ======
Earnings per common and common
  equivalent shares ........................  $  .38   $  .37   $  .73   $  .73
                                              ======   ======   ======   ======

(b) The June 30, 1995 ending market price of $22 was used as it is higher than the average market price of $20.91 and $20.19 for the three and six months ended June 30, 1995, respectively. The average market price of $23.18 and $24.73 for the three and six months ended June 30, 1994 was used as it was higher than the June 30, 1994 ending market price of $22.13.